Exhibit 99.1

COMSTOCK

Comstock Reports Fourth Quarter and Fiscal Year 2023 Results

Q4 2023

- **Q4 revenue increased 18% to $11.0 million, including 12% increase in recurring fee-based revenue**
- **Q4 operating income increased 22% to $1.9 million; Q4 net income increased 43% to $1.9 million**
- **Q4 Adjusted EBITDA increased 17% to $2.2 million**

Fiscal Year 2023

- **YTD revenue increased 14% to $44.7 million, including 13% increase in recurring fee-based revenue**
- **YTD operating income increased 15% to $9.2 million; YTD net income of $7.8 million flat vs. prior year**
- **YTD Adjusted EBITDA of $10.4 million, up 16% vs. prior year**
- **Generated $9.0 million of cash flow from operations**
- **Maintained well above-average leased percentages in both Commercial and Residential portfolios (90+%)**

RESTON, Va. — March 21, 2024 — Comstock Holding Companies, Inc. (Nasdaq: CHCI) ("Comstock" or the "Company"), a leading asset manager, developer, and operator of mixed-use and transit-oriented properties in the Washington, D.C. region, announced its financial results for the fourth quarter and fiscal year ended December 31, 2023.

"Our fiscal 2023 results underscore the strength and resiliency of the growth engine we've built at Comstock," said Christopher Clemente, Comstock's Chairman and Chief Executive Officer. "It is our goal to provide best-in-class service to our clients and deliver value to our stakeholders. Our success in achieving that goal is evidenced by our ability to deliver higher comparative quarterly revenue for the 14th consecutive period, showcase 16% growth in Adjusted EBITDA, and generate over $9 million in cash from operations during 2023. With a streamlined, debt-free balance sheet and additional world-class properties slated for delivery in the next 12 to 24 months, we have clear visibility to near-term growth. Our robust pipeline of development assets continues to expand as well, positioning us for sustainable, long-term success."

Key Performance Metrics[1]

($ in thousands, except per share and portfolio data)	Q4 2023	Q4 2022	FY 2023	FY 2022
Revenue	$ 11,016	$ 9,302	$ 44,721	$ 39,313
Income from operations	$ 1,943	$ 1,595	$ 9,164	$ 7,952
Net income	1,870	1,311	7,784	7,728
Adjusted EBITDA	$ 2,165	$ 1,857	$ 10,423	$ 8,994
Net income per share — diluted	$ 0.18	$ 0.13	$ 0.77	$ 1.02 [2]
Managed Portfolio - # of assets	49	41	49	41

[1] All amounts represent continuing operations. Please see the included financial tables for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.

[2] Amount reflects $2.0 million positive impact of Q2 2022 Series C Preferred Stock redemption.

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Additional Highlights • Managed commercial portfolio leased percentage of 92%, up from 87% in FY22; produced in-place rent growth of 2% vs. prior year and leased a total of approximately 273,000 sqft. of commercial space in FY23. • Managed residential portfolio leased percentage of 97%, up from 88% in 2022; produced in-place rent growth of 8% vs. prior year and leased over 700 units in FY23. • Recognized $4.8 million incentive fee revenue, a 23% increase from FY22. • Completed strategic acquisition of Comstock 41 investment property in Q423. • Continued exponential growth of parking management portfolio, including a 50% increase in top-line revenue and 20% growth in average contract value vs. prior year. • Welcomed Thomas Holly and David Paul to Board of Directors. About Comstock Founded in 1985, Comstock is a leading asset manager, developer, and operator of mixed-use and transit- oriented properties in the Washington, D.C. region. With a managed portfolio that includes approximately 10 million square feet of stabilized, under construction, and planned assets that are strategically located at key Metro stations, Comstock is at the forefront of the urban transformation taking place in one of the nation’s best real estate markets. Comstock’s developments include some of the largest and most prominent mixed-use and transit-oriented projects in the mid-Atlantic region, as well as multiple large-scale public-private partnership developments. For more information, please visit Comstock.com. Cautionary Statement Regarding Forward-Looking Statements This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. You should not place any undue reliance on any forward-looking statement, which speaks only as of the date made. Any number of important factors could cause actual results to differ materially from those projected or suggested by the forward-looking statements. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise. Investor Contact Media Contact Christopher Guthrie publicrelations@comstock.com Executive Vice President & Chief Financial Officer 301-785-6327 cguthrie@comstock.com 703-230-1292 2

December 31, December 31, 2023 2022 Assets Current assets: Cash and cash equivalents $ 18,788 $ 11,722 Accounts receivable, net 496 504 Accounts receivable - related parties 4,749 3,291 Prepaid expenses and other current assets 353 264 Total current assets 24,386 15,781 Fixed assets, net 478 421 Intangible assets 144 144 Leasehold improvements, net 89 119 Investments in real estate ventures 7,077 7,013 Operating lease assets 6,790 7,625 Deferred income taxes, net 10,885 11,355 Deferred compensation plan assets 53 — Other assets 37 15 Total assets $ 49,939 $ 42,473 Liabilities and Stockholders' Equity Current liabilities: Accrued personnel costs $ 4,681 $ 4,959 Accounts payable and accrued liabilities 838 742 Current operating lease liabilities 854 791 Total current liabilities 6,373 6,492 Deferred compensation plan liabilities 77 — Operating lease liabilities 6,273 7,127 Total liabilities 12,723 13,619 Stockholders' equity: Class A common stock 94 93 Class B common stock 2 2 Additional paid-in capital 202,112 201,535 Treasury stock (2,662) (2,662) Accumulated deficit (162,330) (170,114) Total stockholders' equity 37,216 28,854 Total liabilities and stockholders' equity $ 49,939 $ 42,473 COMSTOCK HOLDING COMPANIES, INC. Consolidated Balance Sheets (Unaudited; In thousands) 3

Three Months Ended December 31, Year Ended December 31, 2023 2022 2023 2022 Revenue $ 11,016 $ 9,302 $ 44,721 $ 39,313 Operating costs and expenses: Cost of revenue 8,479 7,259 33,040 29,371 Selling, general, and administrative 594 391 2,305 1,784 Depreciation and amortization — 57 212 206 Total operating costs and expenses 9,073 7,707 35,557 31,361 Income (loss) from operations 1,943 1,595 9,164 7,952 Other income (expense): Interest income (expense), net 96 — 96 (222) Gain (loss) on real estate ventures (467) (117) (1,187) 121 Other income (expense), net 31 — 79 2 Income (loss) from continuing operations before income tax 1,603 1,478 8,152 7,853 Provision for (benefit from) income tax (267) 167 368 125 Net income (loss) from continuing operations 1,870 1,311 7,784 7,728 Net income (loss) from discontinued operations, net of tax — (5) — (381) Net income (loss) $ 1,870 $ 1,306 $ 7,784 $ 7,347 Impact of Series C preferred stock redemption — — — 2,046 Net income (loss) attributable to common stockholders $ 1,870 $ 1,306 $ 7,784 $ 9,393 Weighted-average common stock outstanding: Basic 9,653 9,470 9,629 8,974 Diluted 10,169 10,055 10,108 9,575 Net income (loss) per share: Basic - Continuing operations $ 0.19 $ 0.14 $ 0.81 $ 1.09 Basic - Discontinued operations — — — (0.04) Basic net income (loss) per share $ 0.19 $ 0.14 $ 0.81 $ 1.05 Diluted - Continuing operations $ 0.18 $ 0.13 $ 0.77 $ 1.02 Diluted - Discontinued operations — — — (0.04) Diluted net income (loss) per share $ 0.18 $ 0.13 $ 0.77 $ 0.98 COMSTOCK HOLDING COMPANIES, INC. Consolidated Statements of Operations (Unaudited; In thousands, except per share data) 4

Adjusted EBITDA The following table presents a reconciliation of net income (loss) from continuing operations, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA: Three Months Ended December 31, Year Ended December 31, 2023 2022 2023 2022 Net income (loss) from continuing operations $ 1,870 $ 1,311 $ 7,784 $ 7,728 Interest (income) expense, net (96) — (96) 222 Income taxes (267) 167 368 125 Depreciation and amortization — 57 212 206 Stock-based compensation 191 205 968 834 (Gain) loss on real estate ventures 467 117 1,187 (121) Adjusted EBITDA $ 2,165 $ 1,857 $ 10,423 $ 8,994 We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and gain or loss on equity method investments in real estate ventures. We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period. We believe Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain non-cash items that are not considered by management to be indicative of our operational performance. While we believe that Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation, or as a substitute, for other financial performance measures presented in accordance with GAAP. Adjusted EBITDA may differ from similarly titled measures presented by other companies. COMSTOCK HOLDING COMPANIES, INC. Non-GAAP Financial Measures (Unaudited; In thousands) 5